UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2017
Date of Report (Date of earliest event reported)

CIBER, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

6312 South Fiddler’s Green Circle, Suite 600E
Greenwood Village, Colorado, 80111
(Address of principal executive offices) (Zip code)

(303) 220-0100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Ciber, Inc. (the “Company”) has entered into Amendment No. 10 (the “Amendment”), effective January 31, 2017, with Wells Fargo Bank NA, (“Wells Fargo”), the lender under the Company’s Asset Based Lending Facility (the “Credit Facility”). As previously disclosed, the Company and Wells Fargo agreed that the Company would be required to receive a letter of intent by January 15, 2017 for, and, by January 31, 2017, close a potential refinancing, refinancing, or any merger, acquisition, joint venture, divestiture, or other disposition of some or all of the assets of the Company (a “Financial Transaction”) with aggregate proceeds of at least $25 million. The Amendment provides for alternate milestones as follows: (1) a requirement that the Company accept and deliver to Wells Fargo two or more letters of intent or expressions of interest concerning a Financial Transaction with net proceeds sufficient to repay all of the outstanding balance under the Credit Facility on or before February 11, 2017, which requirement the Company has satisfied, (2) a requirement that Wells Fargo be satisfied in its discretion that the Company and the applicable counterparties remain in actives, timely and good faith negotiations and documentation concerning the Financial Transactions with net proceeds sufficient to repay all of the outstanding balance under the credit facility, and (3) a requirement that the Company consummate Financial Transaction(s) and permanently repay all of the outstanding balance under the Credit Facility on or before February 28, 2017, which is an acceleration of the May 7, 2017 maturity date otherwise applicable under the Credit Facility. As of September 30, 2016, the outstanding balance on the Company’s Credit Facility was $39.7 million.

The Amendment also adds or modifies conditions regarding, among other things, (1) limitations on the Company’s ability to borrow under the Credit Facility for amounts beyond accrued expenses in the cash forecast provided weekly to Wells Fargo, (2) a reduction in the Availability Block under the Credit Facility, which amount increases weekly up to and through February 26, 2017 and is also increased by portions of net proceeds from certain divestitures, a potential credit financing in Spain, and from accounts settled for less than face value, and (3) an $1.2 million increase on the cap on the limitation in the amount of intercompany advances the Company can make to fund the working capital needs of its international operations. Capitalized terms used but not otherwise defined in these Items 1.01 and 2.04 to this Current Report on Form 8-K shall have the meanings given them in the Amendment, or the Credit Agreement, as applicable. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, to be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December	Ciber, Inc.

Date: January 31, 2017	By:	/s/ Christian Mezger
Christian Mezger
Chief Financial Officer